Exhibit 10.14

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SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

AMENDMENT NO. 5

TO THE

RESTATED DEVELOPMENT AND COMMERCIALIZATION

COLLABORATION AGREEMENT

THIS AMENDMENT NO. 5 (“Amendment”) to that certain Restated Development and Commercialization Collaboration Agreement dated October 23, 2001 (“Restated Agreement”), effective as of April 4, 2009 (“Amendment Effective Date”), is by and between Otsuka Pharmaceutical Co., Ltd. (“Otsuka”), a corporation organized and existing under the laws of Japan, having a principal place of business at Shinagawa Grand Central Tower, 2-16-4 Konan, Minato-Ku, Tokyo, 108-8242 Japan, and Bristol-Myers Squibb Company (“BMS”), a corporation organized and existing under the laws of Delaware, having a principal place of business at Route 206 and Province Line Road, Princeton, New Jersey, 08540, USA.

RECITALS

WHEREAS, Otsuka and BMS have previously entered into the Restated Agreement and an Amendment No. 1 (dated March 28, 2003), an Amendment No. 2 (dated June 5, 2003), an Amendment No. 3 (dated September 25, 2006) and an Amendment No. 4 (dated October 31, 2007), to the Restated Agreement (all such amendments, the “Prior Amendments”);

WHEREAS, Otsuka and BMS now desire to further amend and supplement certain terms and conditions of the Restated Agreement (as previously amended) as hereinafter specified;

WHEREAS, Otsuka and BMS desire that all other terms and conditions of the Restated Agreement (as previously amended) remain in full force and effect except to the extent amended by this Amendment;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Otsuka and BMS agree as follows:

1. Capitalized terms in this Amendment shall have the same meaning as those in the Restated Agreement, unless specifically defined otherwise in this Amendment. All Section references are in regard to the Restated Agreement. References to the term “Agreement” in the Restated Agreement shall be deemed to include the Prior Amendments and this Amendment.

2. Except as expressly modified herein, the Restated Agreement shall remain in full force and effect in accordance with its terms, as previously amended. To the extent that there are any inconsistencies between this Amendment and the Restated Agreement, as previously amended, the terms of this Amendment shall supersede the Restated Agreement.

3. Extension of BMS’ Rights and Obligations. In accordance with Section 12.1 of the Restated Agreement, BMS’ rights under the Restated Agreement in the United States would (but for this Amendment) expire on the tenth calendar anniversary of the date of First Commercial Sale of Product in the United States, which is November 19, 2012. The Parties hereby agree in this Amendment, on the terms and conditions set forth herein, to amend Section 12.1 of the Restated Agreement, as it relates to the term of the Restated

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Agreement in the United States, to extend BMS’ rights and obligations (which rights and obligations BMS may exercise or perform by or through one or more of its Affiliates) under the Restated Agreement to develop and Commercialize Product in the United States and to manufacture Product for sale in the United States until April 20, 2015, subject to earlier termination in accordance with Paragraph 10 or Paragraph 12 of this Amendment or Section 12 of the Restated Agreement. The “U.S. Abilify Extension Term,” as used in this Amendment, means the period commencing on January 1, 2010, and ending April 20, 2015; provided that such period may terminate sooner in accordance with Paragraph 10 or Paragraph 12 of this Amendment; provided further, that if the Restated Agreement terminates early in accordance with the provisions of Section 12 of the Restated Agreement, such period shall also terminate upon the date of termination of the Restated Agreement.

4. Up-Front Extension Payment. In consideration of Otsuka’s agreement in this Amendment to extend the term of BMS’ rights to develop, Commercialize, and manufacture Product for the United States during the U.S. Abilify Extension Term, BMS (itself or through one or more Affiliate(s) of BMS) shall pay, in the aggregate, an up-front payment of Four Hundred Million U.S. Dollars (U.S. $400,000,000) to Otsuka within five (5) Business Days subsequent to the Amendment Effective Date of this Amendment. If one or more of BMS’ Affiliate(s) shall make such payment to Otsuka, BMS shall so notify Otsuka on or about the Amendment Effective Date and shall identify the Affiliate(s) that shall be making such payment. Such amount is non-refundable and non-creditable against any other payments due from BMS to Otsuka.

5. Modifications to Otsuka’s and BMS’ Shares of Product Net Sales in the U.S. During the U.S. Abilify Extension Term.

(a) Background. Under the terms of the Restated Agreement (as amended) prior to this Amendment, the basic allocation of Net Sales of Product in the United States is sixty-five percent (65%) to BMS and thirty-five percent (35%) to Otsuka, allocated as follows:

(i) as provided in Section 5.9.1(a), Otsuka or an Otsuka Affiliate receives [*] of Net Sales in the United States;

(ii) as provided in Section 5.11.2(a)(3), Otsuka or an Otsuka Affiliate pays BMS or a BMS Affiliate [*] of Net Sales in the United States for finished and packaged Product sold to Otsuka’s Affiliates for sale in the United States (under the BMS-OAPI Product Supply Agreement); and

(iii) as provided in Section 5.11.2(a)(1), BMS and its Affiliates pay Otsuka [*] for Compound sold by Otsuka to BMS or BMS’ Affiliates (under the Otsuka-BMS Compound Supply Agreement) for formulation into Product sold in the United States.

The result of these transactions is a split of Net Sales in the United States of sixty-five percent (65%) to BMS and thirty-five percent (35%) to Otsuka.

(iv) In addition to the foregoing 65/35 split, and in accordance with Section 5.9.2(b) of the Restated Agreement, BMS, through one of its Affiliates, pays Otsuka a royalty equal to an additional [*] on all Net Sales in the United

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States attributable to or arising from the sale of any and all Product made by BMS or its Affiliates.

(b) Modified Allocation of Net Sales in the United States between Otsuka and BMS During the U.S. Abilify Extension Term. The Parties hereby agree in this Amendment that, effective January 1, 2010, the apportionment of Net Sales in the United States between Otsuka and BMS shall change as follows:

(i) in calendar year 2010, fifty-eight percent (58%) of Net Sales in the United States shall be allocated to BMS (instead of sixty-five percent (65%)) and forty-two percent (42%) of Net Sales in the United States shall be allocated to Otsuka (instead of thirty-five percent (35%));

(ii) in calendar year 2011, fifty-three and one half percent (53.5%) of Net Sales in the United States shall be allocated to BMS and forty-six and one half percent (46.5%) of Net Sales in the United States shall be allocated to Otsuka;

(iii) in calendar year 2012, fifty-one and one half percent (51.5%) of Net Sales in the United States shall be allocated to BMS and forty-eight and one half percent (48.5%) of Net Sales in the United States shall be allocated to Otsuka; and

(iv) in calendar years 2013 and 2014 and that portion of calendar year 2015 that extends through the end of the U.S. Abilify Extension Term (April 20, 2015), Net Sales in the United States shall be allocated between Otsuka and BMS according to the following tiering structure, the amount of Net Sales and the allocation thereof between BMS and Otsuka being determined on a calendar year-by-calendar year basis:

2013-2015 Annual Net Sales Tiers	% of Net Sales in Tier to BMS	% of Net Sales in Tier to Otsuka
$0 – $2,700,000,000	50%	50%
$2,700,000,001 – $3,200,000,000	20%	80%
$3,200,000,001 – $3,700,000,000	7%	93%
$3,700,000,001 – $4,000,000,000	2%	98%
$4,000,000,001 – $4,200,000,000	1%	99%
In excess of $4,200,000,000	20%	80%

(v) For the avoidance of doubt, and as required by Section 5.9.2(b) of the Restated Agreement, BMS shall continue during the U.S. Abilify Extension Term to pay Otsuka the [*] royalty on all Net Sales in the United States attributable to or arising from the sale of any and all Product made by BMS or its Affiliates, which amount shall be in addition to Otsuka’s share of Net Sales as provided above. The Parties agree to effect promptly an amendment to the Restated Agreement and/or the applicable manufacturing agreement(s) between Otsuka (or its applicable Affiliate) and BMS (or its applicable Affiliate) relating to BMS’ manufacturing of Product in standard tablet (swallowable) form for Otsuka for sale in the United States to provide that Otsuka does not

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have the right to terminate such manufacturing rights during the U.S. Abilify Extension Term except in the case of: material breach by BMS; or (as provided in Section 12.4(b) and Section 8.4 of the Restated Agreement) [*]; or the Commercialization by BMS (or any of its Affiliates, licensees or sublicensees) of a U.S. Competitive Product (as defined in Paragraph 11(c) below) in violation of Paragraph 11 of this Amendment; or the early termination of this Amendment or the Restated Agreement in accordance with Paragraph 3 above.

6. Modified Payment Procedures and Purchase Prices in the United States. Section 5.9.3 of the Restated Agreement and Appendix G to the Restated Agreement (which appendix is incorporated into the Restated Agreement as Exhibit 1 to Amendment No. 1) set forth principles and procedures agreed upon by the Parties for collecting, depositing and disbursing Product sales proceeds. Such procedures remain in effect, subject to modification from time to time by mutual written agreement of the Parties consistent with the agreed principles stated in Section 5.9.3. In addition, the Parties shall discuss and amend the purchase prices for Compound and Product set forth in Section 5.11.2(a) by mutual written agreement as they mutually deem appropriate in light of the changed allocations between them of Net Sales in the United States specified above in Paragraph 5 of this Amendment.

7. Commercial Operations in the United States. BMS and Otsuka hereby agree that, commencing January 1, 2010, and for the remainder of the U.S. Abilify Extension Term, the Parties’ specific performance and payment obligations with respect to the advertising, marketing, promotion, sales, distribution of, and provision of medical education for, Product in the United States (“Commercial Operations”) shall be as set forth in subparagraphs (a) through (i) of this Paragraph 7.

(a) Definitions. For purposes of this Amendment, the following terms shall have the definitions set forth below:

(i) “Operational Expenses” means the following costs and expenses solely to the extent specifically and directly attributable to conducting Commercial Operations with respect to Product in the U.S. during the U.S. Abilify Extension Term: (i) Commercial Costs; (ii) Distribution Costs; (iii) Medical Education Activities Costs; and (iv) Indirect Costs. For clarity, Operational Expenses shall not include, for example (but without limitation), (1) expenses related to supply, manufacturing, pharmacovigilance, post-marketing surveillance, or Product recall or (2) any allocation of overhead or general and administrative costs. For clarity, each party will bear its own general and administrative expenses, except to the extent that such expenses are included in the FTE Rate for MRs and/or MSLs. In addition, any particular cost or expense meeting any of the criteria set forth above to be included in “Operational Expenses” shall be counted only once in calculating total Operational Expenses for a particular period, notwithstanding that such cost or expense meets or falls within more than one of such criteria.

(ii) “Commercial Costs” means the direct costs that are specifically identifiable to the following sales, marketing and education activities of the Parties relating to Product in the U.S.: (a) activities directed to the advertising and marketing of such Product; (b) launch meetings; (c) costs of advertising, public relations and medical education agencies;

(d) promotional programs and “lunch and learn” meetings; (e) speaker programs, including

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the training of such speakers; (f) development, publication and dissemination of publications relating to such Product; (g) developing, obtaining and providing training packages of such Product, promotional literature, promotional materials and other selling materials; (h) developing and performing market research; (i) developing information and data specifically intended for national accounts, managed care organizations and group purchasing organizations, including reimbursement programs; (j) administration, operation and maintenance of the sales representatives (“Medical Representatives” or “MRs”) that promote Product in the United States, district and regional sales management, home office personnel who support the sales force, all as included in the FTE Rate; (k) conducting Phase IV Clinical Trials on Product in the U.S.; (l) conducting advisory board meetings or other consultant programs, the purpose of which is to obtain advice and feedback related to the development or commercialization of such Product in the U.S.; and (m) other ancillary services directly related to the foregoing (to the extent not otherwise falling within subparagraphs 7(a)(ii)(a) through (l) above).

(iii) “Distribution Costs” means, with respect to a Product sold in the United States during the U.S. Abilify Extension Term, all direct internal costs and out of pocket costs incurred by BMS or its Affiliates in connection with the following activities involved in distribution of such Product to a Third Party: (i) handling and transportation to fulfill orders (excluding such costs, if any, treated as a deduction in the definition of Net Sales); (ii) customer services, including order entry, billing and adjustments, inquiry and credit and collection; and (iii) direct cost of storage and distribution of the Product.

(iv) “Medical Education Activities Costs” means the direct costs incurred in conducting the following activities designed to ensure or improve appropriate medical use of, conduct medical education of, or further research regarding, a Product sold in the U.S.: (a) maintaining MSLs (as defined below); and (b) development, publication and dissemination of publications relating to such Product in the U.S., as well as medical information services provided in response to inquiries communicated via sales representatives or received by letter, phone call or email.

(v) “Phase IV Clinical Trial” means a product support clinical trial of Product conducted in the United States during the U.S. Abilify Extension Term. A Phase IV Clinical Trial may include epidemiological studies, modeling and pharmacoeconomic studies, and investigator-sponsored clinical trials studying Product that otherwise fit the foregoing definition.

(vi) “FTE Rate” is as defined on Exhibit 2.

(vii) “Indirect Costs” is as defined on Exhibit 2.

(b) Baseline Commercial Plan. BMS and Otsuka have agreed on baseline annual performance obligations to be fulfilled by the Parties (or their respective Affiliates) with respect to Commercial Operations in the United States commencing January 1, 2010, including the annual number of Medical Representatives and Medical Science Liaisons (“MSLs”) and annual detailing requirements, and on baseline annual expenses to be incurred by the Parties (or their respective Affiliates) for Commercial Operations in the United States commencing January 1, 2010. Such baseline annual performance obligations and baseline annual operating expenses are set forth in a

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written plan mutually agreed by the Parties (the “Baseline Commercial Plan”), which plan is attached as Exhibit 1 to this Amendment and is hereby incorporated into the Restated Agreement as Appendix H thereto.

(c) Annual Commercial Plan. At least three (3) months prior to January 1 of each calendar year during the U.S. Abilify Extension Term, commencing prior to calendar year 2010, the JCC (or an Operational Team designated by the JCC) shall consider, modify as it deems appropriate, and approve by mutual agreement a written plan setting forth the Commercial Operations performance obligations and operating expenses for the upcoming calendar year in the United States (the “Annual Commercial Plan”). It is understood by the Parties that BMS will continue to perform all Commercial Operations activities, except that Otsuka shall deploy MRs and MSLs (together with BMS, as set forth herein), and shall perform any other Commercial Operations activities agreed by the JCC (in which case the allocation between the Parties of responsibility for performing a particular item or activity will be set forth in the Annual Commercial Plan). The Annual Commercial Plan shall specify the aggregate number of MRs and MSLs to be deployed by the Parties in the United States and the total minimum detailing requirements to be fulfilled by the Parties in the United States for the upcoming calendar year (the “Annual Resource Commitment”) and shall include a detailed budget for the operating expenses to be incurred by the Parties (in the aggregate, and also broken down to specific budgets for the individual categories of Commercial Operations covered by the Annual Commercial Plan) in connection with Commercial Operations in the United States for the upcoming calendar year (the “Annual Commercial Expense Budget”). For clarity, each Annual Commercial Plan (and any amendment or modification to any Annual Commercial Plan or any part thereof), including the allocation of responsibilities between the Parties with respect to Commercial Operations activities, must be approved by mutual agreement of the JCC (with neither Party having a tie-breaking vote with regard to approval of any Annual Commercial Plan). If the JCC is unable to agree upon and approve the Annual Commercial Plan for any calendar year during the U.S. Abilify Extension Term, then the Baseline Commercial Plan attached as Exhibit 1 to this Amendment shall govern the Parties’ obligations and the total expense budget with respect to Commercial Operations in the United States for such year, and the aggregate number of MRs and MSLs to be deployed by the Parties in the United States and the total detailing requirements to be fulfilled by the Parties in the United States set forth in the Baseline Commercial Plan shall be deemed to be the Annual Resource Commitment for such calendar year, and the aggregate expense budget set forth in the Baseline Commercial Plan shall be deemed to be the Annual Commercial Expense Budget for such year. From time to time during any such calendar year, the JCC may agree to modify or amend the Annual Resource Commitment and/or the Commercial Expense Budget for such year. Notwithstanding Section 5.1.2 of the Restated Agreement (as amended by this Amendment), neither the BMS Chair nor the Otsuka Chair of the JCC shall have the tie-breaking vote with respect to establishing any Annual Commercial Plan or modifying any Annual Resource Commitment or Commercial Expense Budget, which must be mutually agreed to by Otsuka’s Chair and BMS’ Chair on the JCC. For the avoidance of doubt, the JCC shall continue to have final authority and responsibility for development of the Marketing Plans in accordance with Section 5.2 of the Restated Agreement, and each Annual Commercial Plan and the Baseline Commercial Plan shall form part of the Marketing Plans for the United States; provided that, in the event of any inconsistency between the terms of any Marketing Plan and the terms of the Baseline Commercial Plan or any Annual Commercial Plan, the terms of the Baseline Commercial Plan or Annual Commercial Plan (as the case may be) shall govern.

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(d) Otsuka Promotional Efforts. Without limiting its right under Paragraph 7(g) to contribute additional resources (at its expense), Otsuka (or its Affiliate) shall have the right during the period commencing January 1, 2010, and ending June 30, 2014, to deploy [*] MRs and [*]MSLs in the United States in each such year, with the FTE Rates and Indirect Costs (as provided in Exhibit 2 to this Amendment) associated with such MRs and MSLs being allocable between the Parties as Operational Expenses.

At the time the JCC considers the Annual Commercial Plan for each calendar year during the U.S. Abilify Extension Term, and in any event at least six (6) months prior to January 1 of each year during the U.S. Abilify Extension Term, Otsuka shall determine in its discretion, and shall inform BMS of, the number of MRs and MSLs (up to the maximum numbers set forth above in this subparagraph (d)) that Otsuka (or its Affiliate) shall deploy during the upcoming calendar year. The actual number of MRs and MSLs and details that Otsuka commits to deploy in a particular calendar year during the U.S. Abilify Extension Term is referred to in this Amendment as Otsuka’s “Required Resource Commitment” for such year. In each calendar year during the U.S. Abilify Extension Term, Otsuka shall fulfill its Required Resource Commitment for such year, and BMS shall fulfill the balance of the Annual Resource Commitment for such year, which shall be the difference between such Annual Resource Commitment and Otsuka’s Required Resource Commitment for the year (such remainder being BMS’ “Required Resource Commitment” for such year). Each Party’s Required Resource Commitment for each calendar year during the U.S. Abilify Extension Term shall be set forth in the Annual Commercial Plan for such calendar year.

As provided in greater detail in Exhibit 3 to this Amendment, each Party’s MRs shall be assigned an equitable share of valuable, productive accounts and an equitable share of responsibility for opinion leaders, large accounts and other more desirable accounts and prescribers.

The JCC shall consult in good faith regarding, and shall mutually determine (with neither Party having a tie-breaking vote), a reasonable plan and budget, with a duration of no more than ninety (90) days (the “[*] Plan”), for the [*] pursuant to this subparagraph (d). The [*] Plan shall also plan for [*]. In making [*] during such transition, the Parties acknowledge that such transition will involve disruption of [*] with respect to Product, but they shall work cooperatively to minimize such disruption and to achieve an efficient and cost-effective transition, and in manner consistent with the ultimate achievement of the above-described equitable allocation of responsibility. The [*] Plan shall be deemed to be an amendment to the applicable Annual Commercial Plan, including the associated Annual Commercial Expense Budget. The Parties acknowledge that such agreed transition arrangements may result in the inclusion in such Annual Commercial Plan and Annual Commercial Expense Budget, and the charging by either or both Parties of, Operational Expenses for [*] with respect to the Product, during the limited period of such transition, than would otherwise have been the case had Otsuka not exercised its right to deploy MRs pursuant to this subparagraph (d).

(e) Co-Promotion Agreement. In furtherance of the terms and conditions set forth in this Paragraph 7, the Parties shall enter into a co-promotion agreement (the “Co-Promotion Agreement”) to be negotiated in good faith by the Parties and entered into within one hundred

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twenty (120) days subsequent to the Amendment Effective Date. The Co-Promotion Agreement will include the specific terms set forth in Exhibit 3 to this Amendment, along with additional commercially reasonable terms and conditions customary in the industry for an agreement of this type. In the event of any inconsistency between the terms of this Amendment and the terms of the Co-Promotion Agreement, the terms of this Amendment shall prevail (unless the Co-Promotion Agreement specifically states otherwise).

(f) Allocation and Payment of Operational Expenses.

(i) Each Annual Commercial Expense Budget shall itemize the Operational Expenses to be incurred by the Parties in the applicable calendar year, in a detailed manner with respect to each different category of Commercial Operations, including (without limitation) costs of Product-related sales and promotional literature, materials and supplies, costs of advertisements and press materials, costs of educational symposia, conferences and programs, and the cumulative cost of both Parties’ direct expenses for MRs and MSLs (on an FTE basis) budgeted to be incurred in fulfilling each Party’s Required Resource Commitment in the calendar year.

(ii) It is understood and agreed by the Parties that (A) all costs associated with the Parties’ MRs and MSLs are included in the FTE Rates and Indirect Costs set forth on Exhibit 2, and (B) costs associated with Otsuka’s employees other than MRs and MSLs shall be included in Commercial Operational Expenses only if and to the extent such other Otsuka employees will be performing Commercial Operation activities as provided in any Annual Commercial Plan or as otherwise agreed by the JCC. For clarity, each Party shall bear its own costs of recruiting, relocation and severance relating to MRs and MSLs, and such costs shall not be included in the FTE Rate for MRs or MSLs or Commercial Operational Expenses.

(iii) Each Party shall provide bonuses and/or other incentive compensation to its MRs so as to encourage appropriate maximization of Product sales.

(iv) During each calendar year commencing January 1, 2010, and ending December 31, 2012, Otsuka shall pay thirty percent (30%) and BMS shall pay seventy percent (70%) of the total annual Operational Expenses incurred by the Parties in the United States during the applicable year up to, but not exceeding (except as approved by the JCC, with neither Party having the tie-breaking vote), the total amount set forth in the Annual Commercial Expense Budget for the applicable calendar year (as such budget may be amended by the Sales Force Transition Plan described in subparagraph (d) above), regardless of whether Otsuka’s Required Resource Commitment in a given calendar year is greater or less than thirty percent (30%) of the Annual Resource Commitment in such year.

(v) During each calendar year commencing January 1, 2013, and ending on the expiration or termination of the U.S. Abilify Extension Term, Otsuka and BMS shall each pay fifty percent (50%) of the total annual Operational Expenses incurred by the Parties in the United States for the applicable calendar year up to, but not exceeding (except as approved by the JCC, with neither Party having the tie-breaking vote), the total amount set forth in the Annual Commercial Expense Budget during the applicable calendar year (as such budget may be amended by the Sales Force Transition Plan described in subparagraph (d) above), regardless of whether Otsuka’s Required Resource Commitment in a given calendar

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year is greater or less than fifty percent (50%) of the Annual Resource Commitment in such year.

(g) Additional Expenses. Either Party may, in its discretion, contribute more than its Required Resource Commitment in any calendar year (i.e., either BMS or Otsuka may deploy more MRs and/or may increase its detailing of Product over and above the obligations set forth in the Annual Commercial Plan (or Baseline Commercial Plan, as the case may be)), and either Party may invest in or conduct additional Commercialization activities that are not included in the applicable Annual Commercial Plan and thus incur associated Operational Expenses in excess of the applicable Annual Commercial Expense Budget (as set forth in subparagraph (c) above) (“Additional Expenses”), provided that the JCC reviews and approves such activities and associated Additional Expenses in order to facilitate appropriate coordination of sales calls and consistency with the overall marketing effort of the then-current Marketing Plan (such approval not to be unreasonably withheld or delayed). Additional Expenses incurred by a Party in a calendar year shall be borne one hundred percent (100%) by such Party.

(h) Cost Overruns or Reallocations. If a Party anticipates that, in conducting Commercial Operations activities in the United States, it shall incur Operational Expenses that are in excess of [*] over the amount budgeted for a particular category in the Annual Commercial Expense Budget (i.e., the Patient, Payor, or Professional category), or where a shift in expenses from one such category to another would result in a reallocation between such categories of over [*] in the applicable Annual Commercial Expense Budget, then such Party shall inform the other Party of such anticipated cost overrun or reallocation as soon as possible, and the JCC will meet and discuss the causes of such overrun or reallocation and whether to modify the Annual Commercial Expense Budget to address such possible overrun or reallocation, including the re-allocation of certain expenses in such Annual Commercial Expense Budget from other activities to the activity that is the subject of any such excess, but in any case, with the goal of keeping the aggregate Annual Commercial Expense Budget unchanged (unless the Parties otherwise agree).

(i) Payment of Operational Expenses. Following the Amendment Effective Date, the Parties shall discuss and agree upon reasonable procedures for paying, reimbursing and/or reconciling the Operational Expenses to be incurred and paid by each Party according to the above subparagraphs of this Paragraph 7, which procedures are intended to ensure that each Party will incur and bear its appropriate allocation (as set forth in subparagraph (f) above) of the Annual Commercial Expense Budget for the particular calendar year. Such procedures shall be subject to modification from time to time by mutual written agreement of Otsuka and BMS, as needed or appropriate to ensure accurate and efficient sharing of the Operational Expenses incurred in accordance with the terms of this Paragraph 7.

(j) Amendment of Restated Agreement. The following provisions of the Restated Agreement are hereby amended to the extent necessary to give effect to subparagraphs (a) through (i) above and Exhibit 3: Section 5.2 (Marketing Plans); Section 5.3.1(d) (references to BMS’ sole cost); Section 5.3.2(b) (references to BMS’ obligations, at its sole cost, to prepare advertising and promotional materials and implement marketing and promotional activities and strategies); Section 5.3.3(a) (second sentence); Section 5.3.4 (first paragraph and subsections (a), (b), (e) – (g) as such subsections pertain to reimbursement of Otsuka’s direct expenses incurred in the United States); Section 5.3.5 (Sales Team Assignments) (the sixth, seventh, eighth and ninth

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sentences); Section 5.3.8 (Exchange of Marketing Information); and Section 5.6 (first sentence). Except as so amended, each Party’s respective rights and obligations under the Restated Agreement (as amended) regarding Commercialization of Product in the United States and throughout the Territory remain in full force and effect.

(k) Records and Audits. Each Party shall keep (and cause its Affiliates to keep) complete and accurate books, records and accounts reflecting all Operational Expenses incurred by such Party in the U.S., as are required to determine, in a manner consistent with GAAP and this Agreement, the sums or credits due under this Paragraph 7 of this Amendment. All such books, records and accounts shall be retained by such Party until the later of (a) three (3) years after the end of the period to which such books, records and accounts pertain and (b) the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by applicable law. Each Party shall have the right to have an independent certified public accountant, reasonably acceptable to the audited Party, to have access during normal business hours, and upon reasonable prior written notice, to examine only those books, records and accounts of the audited Party (and its Affiliates) as may be reasonably necessary to determine, with respect to any calendar year ending not more than three (3) years prior to such Party’s request, the correctness or completeness of any report, payment or reconciliation made under this Paragraph 7 with respect to the incurrence, payment and allocation of Operational Expenses in the United States The foregoing right of review may be exercised only once per year and only once with respect to each such periodic report and payment. Results of any such examination shall be: (a) limited to information relating to Product in the United States; (b) made available to both Parties; and (c) subject to Section 10.1 of the Restated Agreement (Confidentiality). The Party requesting the audit shall bear the full cost of the performance of any such audit, unless such audit discloses a variance to the detriment of the auditing Party of more than five percent (5%) from the amount of the original report, reconciliation or payment calculation, in which case the audited Party shall bear the full cost of the performance of such audit. The results of such audit shall be final, absent manifest error.

8. JCC Decision Making. BMS and Otsuka agree that, commencing January 1, 2013, and for the remainder of the U.S. Abilify Extension Term, Otsuka shall designate one of its JCC members to be Chair of the JCC, BMS shall designate one of its JCC members to be Co-Chair of the JCC and, in the event of a tie vote on the JCC regarding a matter relating to Commercialization of Product in the United States, and other matters within the authority of the JCC for activities in the U.S., the vote of the Chair designated by Otsuka shall prevail; provided, that (a) neither Party shall have final decision-making authority (but the Parties shall act by mutual agreement) with respect to matters relating to pricing or discounting of Product or key messaging to key customer groups (i.e., physicians, payors and patients), and (b) neither the Otsuka Chair, the JCC nor any Marketing Plan approved by the JCC may impose additional expenses or obligations on BMS or its Affiliates beyond those specified in the Baseline Commercial Plan without the prior written consent of BMS. Section 5.1.2 of the Restated Agreement and any other provisions in the Restated Agreement that refer to the tie-breaking authority of BMS (such as Section 5.1.4(k)) are hereby amended to the extent necessary to give effect to this Paragraph 8.

9. Co-Promotion in Canada and the Nordic Countries.

(a) Co-Promotion in Canada. Otsuka shall have the right, from time to time, to elect to provide [*] of the total number of MRs in Canada (without requiring BMS’ consent, except in the one instance described below); provided that: (i) any such election by

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Otsuka to co-promote in Canada shall be made no later than thirty (30) days subsequent to a determination by the JCC to increase the number of MRs deployed in Canada, with the first such instance being the determination by the JCC to deploy a total of [*] MRs in Canada; however, notwithstanding the foregoing, if, the first time subsequent to initial launch of Product in Canada, the JCC decides to increase the number of MRs in Canada to a total of less than [*] MRs, then, with BMS’ consent, Otsuka shall have the right to deploy all or part of such incremental number of MRs; (ii) in no case shall the number of Otsuka’s MRs deployed as a result of such election exceed (A) [*] of the total number of MRs the JCC determines to deploy in Canada or (B) [*] of MRs in Canada that is made by the JCC in connection with such determination; (iii) such Otsuka MRs shall be deployed in a manner consistent with a commercialization plan for Canada determined by the JCC and consistent with subparagraph (c) below; and (iv) costs associated with such MRs shall be borne by BMS and paid to Otsuka at an FTE rate agreed by the JFC, which shall be determined by reference to (and shall in no event be less than) the BMS FTE rate for BMS MRs in Canada (which rate shall cover all direct costs of such MRs, including allocation of costs of management and related functions for operating the MR sales force that are not otherwise provided by BMS). As an example, if BMS had [*] MRs in Canada and the JCC decided to add [*] more MRs (for a total of [*] MRs) in Canada, Otsuka would have the right at such time to provide [*] of the additional [*] MRs to be deployed in Canada at such time ([*]), and BMS would provide the balance.

(b) Co-Promotion in Nordic Countries. Otsuka shall have the right to provide [*] MRs, on a country-by-country basis, that are included in any commercial plan for Finland, Norway, Sweden and/or Denmark (collectively, the “Nordic Countries”), upon twelve (12) months advance written notice to BMS (on a country-by-country basis); provided that (i) such MRs shall be deployed in a manner consistent with the commercialization plan for the applicable Nordic Country determined by the JCC and consistent with subparagraph (c) below, and (ii) the cost of any such MRs shall be borne by Otsuka.

(c) Co-Promotion Agreements for Canada and the Nordic Countries. In furtherance of the terms and conditions set forth in subparagraphs (a) and (b) above, the Parties or their respective Affiliates shall enter into co-promotion agreements covering the co-promotion activities contemplated by such subparagraphs, such agreements to be negotiated in good faith by the Parties and entered into (i) in the case of Canada, within one hundred twenty (120) days subsequent to the Amendment Effective Date and/or (ii) with respect to any given Nordic Countries, no later than hundred twenty (120) days subsequent to Otsuka’s election to co-promote in such Nordic Country, which agreements shall include provisions to implement the terms generally as set forth in this Paragraph 9 and applicable provisions in Exhibit 3 to this Amendment (including, without limitation, those pertaining to equitable assignment of the Parties’ sales forces and the training of Otsuka’s MRs), along with additional commercially reasonable terms and conditions customary in the industry for agreements of this type.

10. Termination for Generic Entry in the United States.

(a) Definitions:

(i) “Generic Sales” means that there are sales of Generic Product to customers (including distributors, retailers, managed care entities, government entities or patients in the United States for FDA-approved use in the Field.

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(ii) “Generic Product” means a pharmaceutical product [*] that is sold by a Third Party in the United States pursuant to either (A) [*], or (B) [*].

(iii) “Date of Generic Sales” means the date that Generic Sales first commence in the United States.

(iv) “Generics Termination” is as defined in Paragraph 10(b) below.

(b) BMS Right of Termination. If there are ongoing Generic Sales during the U.S. Abilify Extension Term, and such Generic Sales have not been caused to cease by issuance of a temporary restraining order or preliminary injunction (or other similar order), or have not otherwise discontinued, within [*] subsequent to the Date of Generic Sales (unless Otsuka agrees to a shorter period), then, on written notice delivered to Otsuka no later than [*] after the date that is the end of the foregoing [*] period (or such shorter period if Otsuka has agreed), BMS may terminate its rights in the United States under this Amendment during the U.S. Abilify Extension Term (“Generics Termination”), such termination to be effective upon Otsuka’s receipt of such notice.

(c) Consequences of Generics Termination. Upon Generics Termination, the following shall occur:

(i) Paragraphs 3, 5(b), 6, 7, 11, 12, 13 and 16 of this Amendment will automatically terminate on the effective date of the Generics Termination (except that such termination shall not release a Party from any liability or obligation that already has accrued under such Paragraphs prior to such termination), and the Parties’ rights and obligations in the United States thereafter with respect to Product shall be as stated in the Restated Agreement, as amended prior to this Amendment, but subject to the other provisions of this subparagraph (c) and to the surviving provisions of this Amendment (to the extent applicable to the United States). For the avoidance of doubt, the other Paragraphs in this Amendment not specified above shall continue in full force and effect and shall not be terminated upon Generics Termination. Further for the avoidance of doubt, in the event of Generics Termination, BMS’ rights in the United States under the Restated Agreement with respect to Product shall terminate on the later of the effective date of the Generics Termination or November 19, 2012.

(ii) If the Generics Termination occurs prior to November 20, 2012, then: (1) BMS shall immediately undertake and conduct all of its obligations and responsibilities for conducting and paying for the Commercialization of Product in the United States, and shall continue fulfilling all of its other obligations relating to Product in the United States, under and in accordance with the terms of the Restated Agreement (as amended prior to this Amendment), subject to the other provisions of this subparagraph (ii); (2) the Parties shall work cooperatively and in good faith (through the JCC) to adjust, in a commercially appropriate manner, promptly and efficiently, the ongoing detailing and promotion of Product in the United States to address the changed market conditions resulting from ongoing Generic Sales, subject to the other terms of this subparagraph (ii); provided that, regardless of the Generics Termination, until November 20, 2012 (the date of

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termination of the Restated Agreement in the United States), and consistent with Section 5.3.3(a) and Section 5.3.4 of the Restated Agreement, Otsuka shall have the right to deploy up to [*] MRs promoting Product in United States and BMS shall be obligated to pay Otsuka for the direct expenses of the actual number of Otsuka’s MRs promoting Product in United States up to [*] Otsuka MRs; and (3) the Post-Termination Services Agreement and Post-Termination Supply Agreement entered into by the Parties concurrently with this Amendment (the “P-T Services Agreement” and the “P-T Supply Agreement,” respectively) shall remain in effect, shall automatically be in force on November 20, 2012, unless Otsuka elects not to obtain services or Product supply in the United States under such agreements, and shall continue in effect until the date that is thirty-six (36) months after the effective date of the Generics Termination unless either such agreement is terminated earlier in accordance with its terms.

(iii) If the Generics Termination occurs on or after November 20, 2012, then: (1) BMS shall fulfill all of its obligations under Section 12.7 and Section 13 of the Restated Agreement (as amended); (2) the Parties shall work cooperatively and in good faith to transition to Otsuka, as quickly as practicable after BMS’ notice of Generics Termination, the ongoing Commercialization of Product in the United States (except as otherwise provided below); and (3) the P-T Services Agreement and the P-T Supply Agreement shall remain in effect and shall automatically be in force on the effective date of the Generics Termination, such that BMS shall continue to provide certain services with respect to the ongoing Commercialization of Product in the United States, such as order processing, inventory control, Product distribution, pharmacovigilance and similar functions, and ongoing manufacture and supply of Product for sale in the United States, in accordance with the terms of such agreements until such time as such agreements terminate, and BMS shall facilitate enabling Otsuka or its designee(s) to provide such services and manufacture Products through the transfer of know-how as requested by Otsuka, in accordance with the terms of such agreements.

(iv) If the Date of Generic Sales occurs prior to [*], then (unless Otsuka disputes that Generics Termination is appropriate under Paragraph 10(b) above) (1) Otsuka shall pay to BMS (or an Affiliate of BMS designated by BMS) a Generics Termination Fee equal to the amount calculated in accordance with Exhibit 4 to this Amendment relating to the Date of Generic Sales, such amount being payable in two installments as follows: (A) fifty percent (50%) of the Generics Termination Fee shall be payable within one hundred twenty (120) days after the effective date of the Generics Termination, and (B) the remaining fifty percent (50%) of the Generics Termination Fee shall be payable on the date that is eighteen (18) months after the effective date of the Generics Termination; and (2) the Oncology Collaboration Agreement shall terminate effective as of the date that BMS (and/or its Affiliate) has paid to Otsuka all Collaboration Fees due Otsuka under the Oncology Collaboration Agreement based on sales of Products (as defined in the Oncology Collaboration Agreement) that are booked through the Date of Generic Sales.

(v) If the Date of Generic Sales occurs on or after [*], but prior to the end of the U.S. Abilify Extension Term, then Otsuka shall not owe BMS any fee in connection with the Generics Termination, but the term of the Oncology Collaboration Agreement shall automatically be deemed to continue until the date that BMS (and/or its Affiliate) has paid to Otsuka all Collaboration Fees due Otsuka under the Oncology Collaboration Agreement based on sales of Products (as defined in the Oncology Collaboration Agreement) that are booked through the date calculated in accordance with Exhibit 4 of this Amendment relating to the Date of Generic Sales, at which time the Oncology Collaboration Agreement will automatically terminate pursuant to Section 12.3(a) of the Oncology Collaboration Agreement.

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11. Competitive Product. Each Party’s rights and obligations with respect to Competitive Product in the European Union and the Rest of Territory remain as set forth in Section 7 (“Competitive Products”) of the Restated Agreement. Section 7 is hereby amended as follows with respect to the Parties’ rights and obligations pertaining to Competitive Product in the United States (Competitive Product being re-defined as “U.S. Competitive Product” for this purpose), which rights and obligations in the United States apply to U.S. Competitive Product (as defined below) and not to Competitive Products as defined in the Restated Agreement:

(a) BMS Right to Commercialize U.S. Competitive Product in the United States. In consideration of the rights granted to BMS by Otsuka under the Restated Agreement (as amended) with regard to the United States, including the Commercialization rights for Product in the United States during the U.S. Abilify Extension Term, BMS covenants and agrees that neither BMS nor any of its Affiliates, licensees or sublicensees (except only to the extent that any licenses or sublicenses to such licensees or sublicensees (1) were entered into prior to January 1, 2009, and (2) granted to such licensees or sublicensees exclusive rights to compounds without BMS retaining the right to co-develop or co-commercialize such compounds (or, where BMS has such right, BMS refrains from exercising any rights with respect thereto)) shall Commercialize (other than the performance of pre-launch activities that are not designed or anticipated to affect sales of Product) any U.S. Competitive Product (as defined below) in the United States at any time prior to [*]; provided that, the foregoing covenant shall not apply to BMS’ licensees or sublicensees to the extent their licenses or sublicenses from BMS grant rights only to research tools or formulation patents that do not relate to any specific compound or specific product. Commencing on [*], BMS and its Affiliates, licensees and sublicensees may Commercialize a U.S. Competitive Product in the United States, subject to BMS’ ongoing fulfillment of all other of its obligations under the Restated Agreement (as amended) through the term of the Restated Agreement (as amended), including, without limitation, those pertaining to Commercialization of Product in the United States (including Commercial Operations and payment of its share of Operational Expenses). Any such Commercialization of a U.S. Competitive Product prior to [*], in the United States shall constitute a material breach of the Restated Agreement (as amended). For the avoidance of doubt, the provisions of the first paragraph of Section 7.1 of the Restated Agreement (pertaining to generic product) continue to apply to BMS and its Affiliates in the United States.

(b) Promotion of U.S. Competitive Product. MRs who are assigned to promote Product during the U.S. Abilify Extension Term shall not, prior to [*], promote any other product that is a U.S. Competitive Product without the other Party’s prior written consent. In the event that a Party does not provide such consent, the other Party shall ensure that its MRs that have direct responsibility on a day-to-day basis for the promotion of Product (but excluding, for clarity, district managers or regional managers) shall be separate from those MRs that are responsible for the promotion of such U.S. Competitive Product.

(c) As used herein, “U.S. Competitive Product” means any product, other than Product, which carries a labeled indication approved by the applicable regulatory authority that is substantially the same as a labeled indication for Product as of the Amendment Effective Date (e.g., schizophrenia; bipolar mania, mixed or maintenance; or adjunctive therapy for major depressive disorder) approved by the same regulatory authority; provided that, where a product carries a labeled indication for adjunctive therapy for major depressive disorder (and does not carry any other labeled indication substantially the same as a labeled indication for Product as of the

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Amendment Effective Date), such product shall not be deemed a U.S. Competitive Product if such product is Commercialized by BMS or its Affiliate and contains or comprises a compound that BMS (but not an Affiliate or successor of BMS) was already developing as of the Amendment Effective Date. For clarity, a product that carries a labeled indication for first-line therapy or monotherapy for major depressive disorder, but does not carry a labeled indication substantially the same as a labeled indication for Product as of the Amendment Effective Date, is not a U.S. Competitive Product. Further for clarity, it is agreed that any Otsuka product based on its IM Depot formulation containing Compound is not, and is excluded from the definition of, a “U.S. Competitive Product.”

12. BMS Change of Control. In the event BMS acquires, is acquired by, or otherwise merges or consolidates with a third party, each Party’s rights and obligations outside of the United States shall remain as set forth in Section 12.6 of the Restated Agreement (as amended). If BMS undergoes a Change of Control (as defined in subparagraph (e) below) or if BMS acquires any interest in a Comparable Product through any merger, acquisition, consolidation or other business combination that is not a Change of Control, each Party’s rights and obligations with respect to the United States shall be as set forth in this Paragraph 12, and Section 12.6 of the Restated Agreement is hereby amended as follows with respect to the Parties’ rights and obligations in the United States:

(a) If BMS undergoes a Change of Control, then, except as otherwise provided in subparagraphs (b) , (c) and (d) below, the Restated Agreement (as amended) shall remain in full force and effect, and the Surviving Entity (as defined in subparagraph (e) below) shall continue to perform all obligations under the Restated Agreement (as amended).

(b) If BMS enters into an agreement or transaction, or series of agreements or transactions, with a Third Party Entity that, taken together, constitute or when consummated would constitute a Change of Control (as defined in subparagraph (e) below) and (A) such Third Party Entity is developing or Commercializing an Alternative Product (as defined in subparagraph (e) below) in the United States as of the date that BMS first enters into such agreement(s) or transaction(s), and (B) the Surviving Entity, the Third Party Entity or BMS is required by applicable United States law or regulatory action to divest, as a condition of closing such Change of Control, either Product or such Alternative Product, then BMS shall provide written notice to Otsuka promptly after first being informed by the Federal Trade Commission (“FTC”) or other applicable U.S. governmental entity that the Surviving Entity, the Third Party Entity or BMS (as the case may be) is required, as a condition of closing such Change of Control, to divest Product or such Alternative Product, notifying Otsuka of such requirement. As soon as practicable thereafter, but no later than thirty (30) days after first being informed by the FTC or other applicable U.S. governmental entity that the Surviving Entity, the Third Party Entity or BMS (as the case may be) is required, as a condition of closing such Change of Control, to divest Product or such Alternative Product, BMS shall notify Otsuka in writing whether such entity elects to divest its interest in Product or the Alternative Product (such notice, the “BMS Election Notice”). If the BMS Election Notice notifies Otsuka that the Third Party Entity, the Surviving Entity or BMS (as the case may be) elects to divest its interest in the Alternative Product, then such entity shall divest such Alternative Product and all interests therein promptly and all of the Parties’ respective rights and obligations under the Restated Agreement (including this Amendment) and under the Oncology Collaboration Agreement shall continue in full force and effect in accordance with the terms of such agreements. If the BMS Election Notice notifies Otsuka that the Third Party Entity, the Surviving Entity or BMS (as the case may be) elects to divest its interest in Product, then, within sixty (60) days after its receipt of the BMS Election Notice, Otsuka shall choose between

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Option 1 and Option 2 as described in clause (1) and clause (2) below, by providing written notice of such choice to BMS (such notice, the “Otsuka Election Notice”).

(1) Option 1. If Otsuka elects Option 1, all of BMS’ rights to Commercialize Product in the United States shall be terminated, such termination to be effective upon the closing date of the Change of Control (such effective date, the “Reversion Date”), subject to BMS’ obligations thereafter to ensure a seamless transition to Otsuka as described below. Further, in the event Otsuka elects Option 1, all of Otsuka’s rights under the Oncology Collaboration Agreement shall continue in full force and effect in accordance with the terms of such agreement, and Otsuka shall pay to BMS, [*], the price determined pursuant to the terms of Exhibit 5 of this Amendment based upon the Reversion Date (such price, “Option 1 Termination Price”); or

(2) Option 2. If Otsuka elects Option 2, all of BMS’ rights to Commercialize Product in the United States shall be terminated effective on the Reversion Date, subject to BMS’ obligations thereafter to ensure a seamless transition to Otsuka as described below, and (A) in the event that the Reversion Date occurs prior to [*], all of Otsuka’s rights under the Oncology Collaboration Agreement shall terminate, and Otsuka shall pay to BMS, [*], the price determined pursuant to the terms of Exhibit 5 of this Amendment (“Option 2 Termination Price”), or (B) in the event that the Reversion Date occurs on or subsequent to [*], Otsuka shall owe no fee or compensation of any kind to BMS and all of Otsuka’s rights under the Oncology Collaboration Agreement shall continue in full force and effect in accordance with the terms of such agreement until BMS (and/or its Affiliate) has paid to Otsuka [*] calculated in accordance with Exhibit 5 of this Amendment relating to the Reversion Date (the “Option 2 Continuation Date”).

In the case of either Option 1 or Option 2, (A) BMS shall fulfill all obligations under the Restated Agreement (including this Amendment) through the Reversion Date, including without limitation, all of BMS’ obligations with respect to Commercial Operations and BMS’ Required Resource Commitment as provided in Paragraph 7 above and, without limiting the foregoing, shall use diligent, good faith efforts to Commercialize Product in the United States through the Reversion Date with the goal of avoiding any negative impact on sales of Product in the United States prior to or after the closing of the Change of Control; (B) BMS’ rights in the United States under the Restated Agreement (including this Amendment) shall be terminated, and all rights to Commercialize Product in the United States shall revert to Otsuka as of the Reversion Date in accordance with Section 12.7 and Section 13 of the Restated Agreement (as amended) and the terms of this Amendment; (C) BMS shall use diligent, good faith efforts to ensure a seamless transition to Otsuka of responsibilities and efforts with respect to the Commercialization of Product, including allocation of resources and reasonable assistance during any phase-in or ramp-up of Otsuka’s commercial capabilities, so as to preserve the commercial value of Product, to minimize disruption to Commercialization efforts and to enable the continuity of promotional efforts relating to Product, all subject to, and in accordance with, applicable law and regulatory constraints; and (D) BMS’ obligations under the P-T Services

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Agreement and the P-T Supply Agreement shall remain in effect and shall automatically be in force as of the Reversion Date.

If the BMS Election Notice required above notifies Otsuka that the Third Party Entity, the Surviving Entity or BMS (as the case may be) elects to divest its interest in Product, then BMS shall promptly notify Otsuka in writing of the anticipated closing date of such Change of Control and shall keep Otsuka informed on an ongoing basis of changes to such anticipated closing date. Notwithstanding the above, if in fact there is no closing of the Change of Control described above, with respect to which applicable law or regulatory action required divestiture as a condition of closing such Change of Control, then Otsuka’s obligations under Options 1 and 2 above, regardless of its election, shall be null and void, and the Parties’ respective rights and obligations under the Restated Agreement (as amended) and under the Oncology Collaboration Agreement shall continue in full force and effect in accordance with their terms.

(c)(i) If BMS, prior to [*], undergoes a Change of Control not covered by subparagraph (b) above (that is, there is no governmental requirement of divestiture as a condition of closing such Change of Control) and a Third Party Entity or the Surviving Entity (or an Affiliate of such entity) is Commercializing a Comparable Product in the United States as of the effective date of such Change of Control, the Surviving Entity (whether BMS or a Third Party Entity or any of their respective Affiliates) shall, as soon as practicable prior to the anticipated closing date of such Change of Control and, in any event, no later than ten (10) Business Days after the effective date of such Change of Control, give written notice to Otsuka of such Change of Control, and in such notice, shall describe such Comparable Product (“BMS Change of Control Notice”) and shall, promptly thereafter, furnish to Otsuka information that Otsuka reasonably requests regarding such Comparable Product in order to enable Otsuka to make an informed decision as provided below in this subparagraph (c).

(ii) Within sixty (60) days after the effective date of such Change of Control or Otsuka’s receipt of the BMS Change of Control Notice, whichever is later, Otsuka shall choose between one of the following alternatives (at its election) and shall notify the Surviving Entity of such election:

(1) Otsuka may elect to continue the Restated Agreement (including this Amendment) and the Oncology Collaboration Agreement in full force and effect, under the terms and conditions thereof (the “Continuation Option”), by providing written notice to the Surviving Entity (the “Otsuka Continuation Notice”). If Otsuka elects the Continuation Option and chooses to continue the Restated Agreement (as amended) in full force and effect, then Otsuka shall owe no fees or compensation of any kind to BMS or the Surviving Entity, and the Surviving Entity (whether BMS or a Third Party Entity or any of their respective Affiliates) and its Affiliates, (A) shall use diligent, good faith efforts to Commercialize Product in the United States throughout the remaining period of the U.S. Abilify Extension Term, with the goal of avoiding any negative impact on sales of Product in the United States relating to or resulting from the Change of Control, and shall otherwise fulfill all obligations of BMS under the Restated Agreement (as amended, including by this Amendment), including without limitation, all of BMS’ obligations with respect to Commercial Operations and BMS’ Required Resource Commitment as provided in Paragraph 7 above; and (B) the promotion, detailing and marketing of Product shall be conducted by sales representatives of the Surviving Entity and its Affiliates who are not involved in the promotion or marketing of the Comparable Product, and the Surviving Entity, its Affiliates and their respective licensees and

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sublicensees, when permitted to Commercialize the Comparable Product in accordance with Paragraph 11 of this Amendment, shall put into place “firewall” protections such that sensitive marketing and commercial information relating to the marketing and sales of Product is not disclosed or available to the employees, agents or consultants of the Surviving Entity or its Affiliates or their licensees or sublicensees who are involved in the planning and/or conduct of the Commercialization of such Comparable Product; and (C) the Parties’ rights and obligations under the Oncology Collaboration Agreement shall continue in full force and effect in accordance with its terms; or

(2) Otsuka may elect to require the Surviving Entity (or the Third Party Entity, or BMS or any of their respective Affiliates, as the case may be) (the “Divesting Entity”) by written notice (the “Otsuka Notice to Divest”) to divest either the Comparable Product or Product, at the Divesting Entity’s election. The Divesting Entity shall, within thirty (30) days after its receipt of the Otsuka Notice to Divest, notify Otsuka whether the Divesting Entity elects to divest its interest in Product or the Comparable Product (the “Divesting Entity Election Notice”) and the Divesting Entity must consummate one or the other such divestiture within the applicable period provided below.

(A) If the Divesting Entity elects to divest its interest in the Comparable Product, then the Divesting Entity shall sell or otherwise divest such Comparable Product to a third party (not an Affiliate), in a transaction such that, upon consummation of such transaction, the Divesting Entity has no control over the Commercialization of such Comparable Product and no ongoing financial interest (royalties, commercial milestones, earn-outs or otherwise) in the commercial performance of such Comparable Product; provided, that the entity purchasing the rights in such Comparable Product from the Divesting Entity shall be permitted to pay the Divesting Entity the agreed purchase price for the Comparable Product [*]. The Divesting Entity shall consummate such divestiture of the Comparable Product, and shall provide reasonable documentation of the consummation of such transaction to Otsuka, within [*] days after the Divesting Entity’s receipt of the Otsuka Notice to Divest. In such case, all of the Parties’ respective rights and obligations under the Restated Agreement (including this Amendment) and under the Oncology Collaboration Agreement shall continue in full force and effect in accordance with the terms of such agreements.

(B) If the Divesting Entity elects to divest its interest in Product, then it must divest Product, and all of its rights in Product, promptly to Otsuka and, in any event not later than [*] days after the Divesting Entity’s receipt of the Otsuka Notice to Divest. In addition, within sixty (60) days after Otsuka’s receipt of the Divesting Entity Election Notice, Otsuka shall choose between Option 1 and Option 2 as described in clause (1) and clause (2) of subparagraph (b) above by providing written notice to the Divesting Entity (such notice, the “Otsuka Election Notice”). Upon Otsuka’s election, the Parties’ respective rights and obligations shall be as set forth in clause (1) and clause (2) of subparagraph (b) above (as the case may be, depending upon which option Otsuka elects) and as set forth in the two paragraphs in subparagraph (b) immediately following clause (1) and clause (2) above, and as set forth in any other provisions that are referenced in clause (1) and clause (2) above (as the case may be) and in such two other paragraphs; provided that, references in clause (1) and clause (2) of subparagraph (b) above to the “Reversion Date” shall be deemed for this purpose to be the earlier of (i) the effective date of the divestiture of Product to Otsuka or (ii) the date which is [*] days subsequent to the date of the Otsuka Notice to Divest.

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(d) In the event that Otsuka does not provide the Otsuka Election Notice to BMS within the sixty (60) day period described in subparagraph (b) above, Otsuka shall be deemed to have elected to terminate all of BMS’ rights to Commercialize Product in the United States pursuant to Option 2 under subparagraph (b)(2) above. In the event that Otsuka does not provide the Otsuka Continuation Notice or the Otsuka Notice to Divest to the Surviving Entity within the sixty (60) day period described in subparagraph (c)(ii) above, Otsuka shall be deemed to have elected the “Continuation Option” described in subparagraph (c)(ii)(1) above.

(e) Definitions.

(i) “Alternative Product” means a product that is being developed or Commercialized by a Third Party Entity, where BMS or such Third Party Entity or an applicable Surviving Entity is, due to BMS’ Commercialization of Product and as a condition of closing a proposed transaction, required by applicable law or regulatory action to divest either (A) such product or (B) Product.

(ii) “Change of Control” means with respect to BMS:

(1) the acquisition, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) which is not, directly or indirectly, an Affiliate of BMS, of all or substantially all of the property or assets of BMS, other than an acquisition or series of related acquisitions in which BMS or its stockholders receive, directly or indirectly, as consideration for such property or assets, equity securities of such Person (or any Affiliate of such Person) that, taken together with all other equity securities of such Person (and any Affiliate of such Person) owned, beneficially or of record, directly or indirectly, by any Affiliate of BMS, in the aggregate constitute either (i) [*] or more of the outstanding equity securities of such Person or (ii) equity securities representing [*] or more of the Voting Power (as defined below) of such Person (or any Affiliate of such Person);

(2) the acquisition by any Person which is not, directly or indirectly, an Affiliate of BMS, of more than [*] of the Voting Power of BMS, other than an acquisition or series of related acquisitions in which the stockholders of BMS immediately prior to the consummation of such acquisition (or, in the case of a series of related acquisitions, the stockholders of BMS immediately prior to the consummation of the first of such series of acquisitions) receive, an ownership interest, directly or indirectly, beneficially or of record, in equity securities of BMS that, taken together with all other equity securities of BMS owned, directly or indirectly, beneficially or of record, by an Affiliate of BMS, represent an aggregate of either (i) [*] or more of the outstanding equity securities or (ii) equity securities representing [*] or more of the Voting Power of BMS immediately following the consummation of such acquisition (or, in the case of a series of acquisitions, immediately following the consummation of the last of the acquisitions that has been consummated in such series), in any case solely to the extent that such acquisition would require divestiture of either Product or an Alternative Product; or

(3) the consummation of any merger, consolidation or other business combination transaction involving BMS, other than through any transaction or series of related transactions in which the BMS stockholders immediately prior to the consummation of such

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transaction (or, in the case of a series of transactions, the BMS stockholders immediately prior to the consummation of the first of such series of transactions) receive, an ownership interest, directly or indirectly, beneficially or of record, in equity securities of the Surviving Entity (or any Affiliate of the Surviving Entity) that, taken together with all other equity securities of the Surviving Entity (or any Affiliate of the Surviving Entity) owned, directly or indirectly, beneficially or of record, by an Affiliate of BMS, represent an aggregate of either (i) [*] or more of the outstanding equity securities or (ii) equity securities representing [*] or more of the Voting Power of the Surviving Entity (or any Affiliate of the Surviving Entity) immediately following the consummation of such transaction (or, in the case of a series of transactions, immediately following the consummation of the last of the transactions that has been consummated in such series).

Notwithstanding the foregoing, a “Change of Control” shall not have occurred with respect to any transaction otherwise referred to in clauses (1), (2) or (3) above as a Change of Control (other than a transaction in which the consideration does not include equity securities) unless the quotient of (A) the [*] of BMS immediately prior to the public announcement of such transaction (as determined using the [*]), divided by (B) the sum of (1) the [*], plus (2) the [*], is less than [*] (such requirement, the “[*]”); provided, however, that, with respect to any transaction described in clause (2) above that is not approved by the board of directors of BMS or a committee thereof prior to the announcement of such transaction, the [*] shall be calculated using the date of the consummation of such transaction; and provided further, however that if the Counterparty does not have [*], then for purposes of the [*], the Counterparty’s [*] shall be, instead, the [*] as of immediately prior to the public announcement of such transaction, excluding any [*] in connection with such transaction (the “[*]”). If BMS and Otsuka do not agree on the amount of the [*], then such amount shall be determined by expedited arbitration conducted in accordance with Section 14.1 of the Restated Agreement, with either party being able to request such arbitration.

(iii) “Comparable Product” means a product, other than Product, which is being developed for, or carries a labeled indication approved by the applicable regulatory authority, that is [*] approved by the same regulatory authority; provided that, with respect to a Change of Control or Business Combination occurring subsequent to [*], in the case of a product that would otherwise be a Comparable Product solely by virtue of carrying a labeled indication for

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[*], any such product shall not be deemed to be a Comparable Product unless either (A) sales of such product for [*] during the four (4) calendar quarters immediately prior to such Change of Control or Business Combination (or for the period of time in which such product has carried such labeled indication, if less than four (4) calendar quarters) exceed [*] of the total sales of such product during the four (4) calendar quarters immediately prior to such Change of Control or Business Combination (or for the period of time in which such product has carried such labeled indication, if less than four (4) calendar quarters), or (B) sales of such product for [*] during the four (4) calendar quarters immediately prior to such Change of Control or Business Combination exceed [*]. For clarity, if such product carries any other labeled indication (instead of or in addition to [*]) that is substantially the same as a labeled indication for Product as of the Amendment Effective Date, such product shall be deemed a Comparable Product both before and after [*], regardless of the level of such product’s sales for [*]. For further clarity, a product that carries a labeled indication for [*], but does not carry a labeled indication [*], is not a Comparable Product.

(iv) “Surviving Entity” means a Person that is, or is contemplated to be, the surviving Person pursuant to the consummation of a Change of Control transaction.

(v) “Third Party Entity” means a Person with whom BMS consummates a Change of Control transaction (or a definitive agreement to enter into a Change of Control transaction).

(vi) “Voting Power” means the number of votes entitled to be cast in the election of members of the board of directors.

(f) If BMS or an Affiliate acquires, is acquired by, merges or consolidates with, or otherwise enters into a business combination transaction with any Person (collectively, a “Business Combination”) that does not constitute a Change of Control, and the resulting or surviving entity (whether BMS, an Affiliate or another Person) or an Affiliate of such entity has an Alternative Product or is Commercializing a Comparable Product, then BMS shall so notify Otsuka as soon as practicable prior to the anticipated closing date of such Business Combination, and in any event no later than ten (10) Business Days of the closing of such Business Combination, and shall, promptly thereafter, furnish to Otsuka information that Otsuka reasonably requests in order to make an informed decision as provided in subparagraph (ii) below. For the avoidance of doubt, the terms of this subparagraph (f) shall apply only in the event of a Business Combination that is not a Change of Control, and if BMS undergoes a Change of Control, the terms of subparagraphs (a), (b), (c) and (d) above, as applicable, shall apply.

(i) If the Federal Trade Commission (“FTC”) or other U.S. governmental entity requires BMS, its Affiliate or the resulting or surviving entity (the “Divesting Entity”) to divest either an Alternative Product or Product as a condition of closing the Business Combination, the Divesting Entity, including BMS, shall provide written notice to Otsuka within thirty (30) days after first being informed by the applicable U.S. governmental entity of such requirement, which notice shall notify Otsuka whether such entity elects to divest its interest in Product or the Alternative

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Product (“BMS Election Notice”). If the BMS Election Notice notifies Otsuka that the Divesting Entity (whether BMS or another Person) elects to divest its interest in the Alternative Product, then such entity shall divest such Alternative Product and all interests therein promptly and all of the Parties’ respective rights and obligations under the Restated Agreement (including this Amendment) and under the Oncology Collaboration Agreement shall continue in full force and effect in accordance with the terms of such agreements. If the BMS Election Notice notifies Otsuka that the Divesting Entity (whether BMS or another Person) elects to divest its interest in Product, then, it must divest Product, and all rights in Product to Otsuka, and such divestiture shall be deemed effective on the closing date of the Business Combination (the “Non-CoC Reversion Date”). Unlike a divestiture to Otsuka in the event of a Change of Control, Otsuka shall owe no fee or compensation of any kind to the Divesting Entity (including BMS) in exchange for such divestiture of Product to Otsuka, and all of Otsuka’s rights under the Oncology Collaboration Agreement shall continue in full force and effect in accordance with the terms of such agreement. BMS’ rights under the Restated Agreement (including this Amendment) shall terminate upon the Non-CoC Reversion Date; provided, that (A) BMS shall fulfill all obligations under the Restated Agreement (including this Amendment) through the Non-CoC Reversion Date, including without limitation, all of BMS’ obligations with respect to Commercial Operations and BMS’ Required Resource Commitment as provided in Paragraph 7 above and, without limiting the foregoing, shall use diligent, good faith efforts to Commercialize Product in the United States through the Non-CoC Reversion Date, with the goal of [*] relating to or resulting from such Business Combination prior to or after the closing of the Business Combination; (B) BMS’ rights in the United States under the Restated Agreement (including this Amendment) shall be terminated, and all rights to Commercialize Product in the United States shall revert to Otsuka as of the Non-CoC Reversion Date in accordance with Section 12.7 and Section 13 of the Restated Agreement (as amended) and the terms of this Amendment; (C) BMS shall use diligent, good faith efforts to ensure a seamless transition of responsibilities and efforts with respect to the Commercialization of Product, including allocation of resources and reasonable assistance during any phase-in or ramp-up of Otsuka’s commercial capabilities, so as to preserve the commercial value of Product, to minimize disruption to Commercialization efforts and to enable the continuity of promotional efforts relating to Product, all subject to, and in accordance with, applicable law and regulatory constraints; and (D) BMS’ obligations under the P-T Services Agreement and the P-T Supply Agreement shall remain in effect and shall automatically be in force as of the date of the BMS Election Notice, subject to applicable law.

(ii) If neither the FTC nor any other U.S. governmental entity requires BMS, its Affiliate or the resulting or surviving entity in a Business Combination that does not constitute a Change of Control to divest either an Alternative Product or Product, and where such Business Combination occurs prior to [*], Otsuka has the option either:

(1) to continue BMS’ and Otsuka’s rights and obligations under the Restated Agreement (including this Amendment) and under the Oncology Collaboration Agreement, in accordance with the terms and conditions thereof, and if Otsuka makes such election, then BMS and its Affiliates and the resulting or surviving entity and its Affiliates shall continue to fulfill all of the obligations set forth in clauses (A) and (B) of subparagraph (c) above; or

(2) to require BMS, its Affiliate or the resulting or surviving entity (the “Divesting Entity”) by written notice (the “Otsuka Notice to Divest”) to divest either the Comparable Product or Product, at the Divesting Entity’s election. If the Divesting Entity (including

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BMS) elects to divest Product, it must divest Product, and all of its rights in Product, promptly to Otsuka and, in any event not later than [*] days after receipt of the Otsuka Notice to Divest. Otsuka shall owe no fee or compensation of any kind to the Divesting Entity (including BMS) in exchange for such divestiture of Product to Otsuka, and Otsuka’s rights in the Oncology Collaboration Agreement shall continue in full force and effect in accordance with the terms of such agreement. BMS’ rights under the Restated Agreement (including this Amendment) shall terminate upon the date of such divestiture of Product; provided, that BMS shall continue to fulfill all of the obligations set forth in clauses (A), (B), (C) and (D) of subparagraph (f)(i) above. If the Divesting Entity elects to divest the Comparable Product, then such entity shall, within [*] days after receipt of the Otsuka Notice to Divest, sell, exclusively license or otherwise divest such Comparable Product to a third party (not an Affiliate), in a transaction such that, upon consummation of such transaction, neither the Divesting Entity nor any of its Affiliates has any control over the Commercialization of such Comparable Product or any ongoing financial interest in such Comparable Product (as provided in greater detail in Paragraph 12(c)(ii)(2)(A) above, but with the permission to receive [*] as provided therein). The Divesting Entity shall consummate such divestiture of the Comparable Product and provide reasonable documentation of the consummation of such transaction to Otsuka within such [*] period, and all of the Parties’ respective rights under the Restated Agreement (including this Amendment) and under the Oncology Collaboration Agreement shall continue in full force and effect in accordance with the terms of such agreements.

13. Indemnification. In light of the modifications set forth in this Amendment relating to the Parties’ respective economic benefits from the sale of Product in the United States during the U.S. Abilify Extension Term and to the JCC tie-breaking vote, BMS and Otsuka hereby agree to amend the following indemnification obligations under the Restated Agreement.

(a) The Parties hereby agree that Section 11.2 of the Restated Agreement is hereby amended to provide that, as of January 1, 2013, Otsuka shall indemnify BMS, its Affiliates and their respective directors, officers, employees and agents, and defend and save each of them harmless, from and against any and all Losses to the extent that they arise from or occur as a result of the implementation after January 1, 2013, of those decisions of the JCC as to which Otsuka has exercised its tie-breaking vote; provided that if such Losses result not from the decisions of the JCC as to which Otsuka has exercised its tie-breaking vote, but from the implementation of those decisions, then the Party whose obligation it was to implement the decision(s), and whose manner of implementing or failure to implement resulted in the Losses, shall bear such Losses and shall indemnify the other Party therefor.

(b) BMS and Otsuka hereby reaffirm their intention and agreement to allocate responsibility for actions, omissions and matters that are not within either Party’s sole control in accordance with the Parties’ respective economic benefit under the Restated Agreement (as amended). Accordingly, to reflect the Parties’ agreed change in their respective share of Net Sales of Product in the United State commencing January 1, 2010, as set forth in Paragraph 5 of this Amendment, the Parties hereby agree that Section 11.1 and Section 11.4 of the Restated Agreement are hereby amended to provide that, as of January 1, 2010, Losses that are imposed or incurred in the United States and that arise from or occur as a result of actions, omissions and other matters not within either Party’s sole control (“No-Fault Matters”) shall be apportioned in accordance with the Parties’ respective economic benefit as follows: Any and all Losses imposed or incurred in the United States and arising from or occurring as a result of No-Fault Matters that occur in the United States

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prior to January 1, 2010 (regardless of when any claim, suit or demand relating to the same is threatened or filed) shall be apportioned [*] to BMS and [*] to Otsuka, and any and all Losses imposed or incurred in the United States and arising from or occurring as a result of No-Fault Matters that occur in the United States on or after January 1, 2010, shall be apportioned to BMS and Otsuka [*]; provided that, all such Losses imposed or incurred in the United States and arising from or occurring as a result of No-Fault Matters that occur in the United States during the “tiering years” (2013 – 2015) shall be apportioned [*] to BMS and [*] to Otsuka. By way of example, but not in limitation of the foregoing: [*]. For the avoidance of doubt, the applicable percentage to be allocated to each Party for purposes of apportioning Losses in accordance with this Paragraph 13 shall be established based on the date on which the No-Fault Matter occurs (i.e., the occurrence of the action, omission or other matter not within either Party’s sole control) and not based on when the Indemnified Party seeks indemnification or when any claim, suit or demand for Losses is threatened, filed or resolved. Further for the avoidance of doubt, the amendments made to Section 11.1 and Section 11.4 of the Restated Agreement pursuant to this Paragraph 13 apply only to Losses imposed or incurred in the United States resulting from claims, suits or demands threatened or filed in the United States, and nothing in this Paragraph 13 shall modify Section 11.1 or Section 11.4 of the Restated Agreement with respect to Losses imposed or incurred outside the United States.

14. Post-Termination Services and Supply Agreements. BMS and Otsuka hereby agree that, at the request of Otsuka, BMS shall (i) in accordance with the terms of the P-T Services Agreement, perform certain commercial, regulatory, safety and related services after expiration of BMS’ rights in the United States and other countries of the Territory, including, without limitation, distribution, warehousing, inventory control, quality control, order-to-cash services, returns processing, customs and trade functions, regulatory reporting and pharmacovigilance, and (ii) in accordance with the terms of the P-T Supply Agreement, manufacture and supply Product in the United States and other countries of the Territory after expiration of BMS’ rights in the United States and other countries. For the avoidance of doubt, the P-T Supply Agreement shall be deemed to amend and supersede any inconsistent terms set forth in Section 5.11.1(f) of the Restated Agreement.

15. Non-Solicitation. BMS and Otsuka agree that [*]. Accordingly, Section 15.2 of the Restated Agreement is hereby amended to give effect to this Paragraph 15.

16. Allocation of Costs for Third-Party License Rights. Section 5.11.7 of the Restated Agreement, regarding the allocation of costs between Otsuka and BMS for third-party intellectual

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property, remains in effect; provided that the allocation of costs identified therein on the basis of [*] to BMS and [*] to Otsuka, to the extent such costs relate to the sale of Product in the United States, are hereby amended, effective January 1, 2010, [*]. During the “tiering years” (2013-2015), BMS will pay [*] of such costs under Section 5.11.7 and Otsuka will pay [*] of such costs.

17. Definition of “Product”; IM Depot.

(a) The definition of “Product” as set forth in Section 1.42 of the Restated Agreement is hereby amended to read in its entirety:

“Section 1.42. “Product” shall mean any prescription, finished, human pharmaceutical product, in any formulation, in the Field containing Compound; provided that any Otsuka product based on its “IM Depot” formulation containing Compound shall not be deemed Product or a U.S. Competitive Product for purposes of this Agreement.”

(b) Section 4.3.3 of the Restated Agreement is hereby amended to remove BMS’ obligation to diligently develop an IM Depot formulation.

18. Inventory of Compound. Section 5.11.1(d) of the Restated Agreement requires Otsuka to maintain a rolling inventory of Compound equal to at least three (3) times BMS’ firm order for the most recent quarter, unless the Parties otherwise agree. The JCC shall discuss and determine during the U.S. Abilify Extension Term whether it is appropriate to reduce this inventory requirement.

19. Term of Restated Agreement in the Rest of Territory. Section 12.1 of the Restated Agreement is hereby amended to provide that the term of the Restated Agreement in the Rest of Territory shall expire on April 20, 2015 in all countries in the Rest of Territory except in those countries in which there is exclusivity for Product resulting from one or more composition-of-matter patents within the Patent Rights, data exclusivity or other regulatory exclusivity, in which countries the term of the Restated Agreement shall expire upon the loss of such exclusivity or on April 20, 2015, whichever is later.

20. Termination of Co-Promotion Agreement. The Parties hereby agree that certain Co-Promotion Agreement, dated as of June 10, 2008 between E.R. Squibb & Sons, an Affiliate of BMS, and Otsuka America Pharmaceutical, Inc., an Affiliate of Otsuka, shall be terminated effective as of December 31, 2009.

21. Further Amendment. Within one hundred (120) days after the Amendment Effective Date, the Parties shall negotiate in good faith, and use their reasonable best efforts to enter into, a further amendment to the Restated Agreement that shall expand upon the terms set forth in this Amendment, consistent with the Parties’ intentions as reflected herein.

[Signature Page Follows]

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IN WITNESS WHEREOF, Otsuka and BMS agree that this Amendment is effective as of the Amendment Effective Date set forth above.

OTSUKA PHARMACEUTICAL CO., LTD.		BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Taro Iwamoto, Ph.D.	By:	/s/ Lamberto Andreotti
Name:	Taro Iwamoto, Ph.D.	Name:	Lamberto Andreotti
Title:	President and Representative Director	Title:	President and Chief Operating Officer

By:	/s/ Kazumichi Kobayashi
Name:	Kazumichi Kobayashi
Title:	Senior Operating Officer, Pharmaceutical Business Division

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Exhibit 1

Baseline Commercial Plan

[*]

Exhibit 2

FTE Rates and Indirect Costs

[*]

Exhibit 3

Terms of Co-Promotion Agreement

Without limiting the generality of either Party’s rights and obligations contained in the Amendment, the Co-Promotion Agreement shall, in addition to such other terms as the Parties may agree and as are customary in an agreement of that type, include the following terms and conditions, unless otherwise agreed upon by the Parties:

Allocation of Commercial Responsibilities

Pursuant to Paragraph 7 of this Amendment, by October 1 of each year, the Parties shall decide the total primary position detail equivalents (“PDEs”) to be performed by the Parties’ MRs, and Annual Resource Commitments of both Parties during the Fiscal year commencing on January 1 of the following year for the promotion of ABILIFY in the U.S. For each year, the total PDEs and Annual Resource Requirements of the respective Parties shall be called “Standard Efforts” for that year. Such Standard Efforts shall be consistent with the aggregate Annual Commercial Plan and Annual Commercial Expense Budget for such year. In the event that a Party’s MRs will promote both Product and another product, the JCC shall agree on an appropriate ratio of primary position details and secondary position details for purposes of determining PDEs.

In accordance with Paragraph 7(d) of this Amendment, during the U.S. Abilify Extension Term, Otsuka shall have the right, at its election, to deploy [*] MRs and [*] MSLs in the Co-Promotion of Product in the United States. All Otsuka sales representatives who will be performing sales calls shall be required to have reasonably similar educational qualifications as BMS requires for its own sales representatives. Additionally, all Otsuka sales representatives, prior to being assigned by Otsuka to ABILIFY, shall have a minimum level of prior experience promoting and detailing pharmaceutical products in the field of neuroscience to specialty physicians (which level of experience shall be set forth in the Co-Promotion Agreement); provided, however, that Otsuka sales representatives that have demonstrated reasonable success in promoting and detailing neuroscience products to primary care physicians shall be deemed to have the foregoing minimum level of prior experience and shall not be required to have experience detailing to specialty physicians.

To the extent that an additional training session for a [*] group of Otsuka MRs and MSLs ([*]) is required as a result of Otsuka’s initial exercise of its Co-Promotion rights or that any additional training session is required thereafter for an increased number of new Otsuka MRs and MSLs of [*], BMS, at Otsuka’s [*] request, shall provide to such initial or subsequent [*] group(s) of new Otsuka MRs and MSLs, and to designated Otsuka individuals who will train additional Otsuka MRs and MSLs in the future, appropriate training regarding [*], specifically; provided that in the event that [*]

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in any such training session, the Parties will [*].

In addition, BMS shall provide Product-specific training on the Product for all new and current Otsuka MRs and Otsuka MSLs (to the extent that such MRs and MSLs are part of Otsuka’s Required Resource Commitment set forth in the applicable Annual Commercial Plan). Following such initial training, BMS shall also make available additional training for all Otsuka MRs and MSLs when BMS provides such additional training for its own sales force representatives on Product. All costs related to such initial and ongoing product-specific training of Otsuka MRs and MSLs shall be included in Operational Expenses as Indirect Costs.

All Otsuka and BMS sales representatives shall be subject to a reasonable proficiency examination relevant to Product.

As Otsuka deploys its MRs in the Co-Promotion effort in the United States, the assignment of each Party’s sales force will be equitable so that the sales force of each Party is assigned valuable, productive accounts and an equitable share of responsibility for opinion leaders, large accounts and other more desirable accounts and prescribers. Otsuka sales representatives will be geographically dispersed so as to have equitable representation with the BMS sales representatives in the most productive areas of the United States, based on analysis of prescriber profiles. In geographic areas where both companies have sales representatives, reasonable efforts will be made to split the sales targets as equitably as possible. Both BMS and Otsuka sales representatives will be assigned to cover economically valuable accounts, including without limitation (and as an amendment to Section 5.3.5 of the Restated Agreement), teaching hospitals and influential medical centers, military/veteran accounts, long-term care and prisons. Furthermore (and as a further amendment to Section 5.3.5 of the Restated Agreement), (1) Otsuka account executives may continue to call on managed care organizations and government agencies in tandem with BMS account executives, and (2) subsequent to June 30, 2014, Otsuka account executives may independently call on managed care organizations and government agencies, unless such calls are inconsistent with an agreed Annual Commercial Plan.

The Parties shall prepare and implement a [*] Plan in accordance with Paragraph 7(d) of this Amendment.

Co-Promotion Agreement

The Co-Promotion Agreement will be negotiated within one hundred twenty (120) days subsequent to the Amendment Effective Date. The Co-Promotion agreement shall be limited to Commercialization in the U.S. and shall be consistent with the Amendment, including this Exhibit 3.

In the Co-Promotion Agreement, the Parties shall jointly discuss and agree upon detailing thresholds, the cost of each detail (or of FTEs based on details per FTE) for purposes of determining Operational Expenses, and shortfall provisions (e.g., the target number of detailing and allocation thereof between the Parties and specific remedies in case of shortfall of the allocated PDEs by a Party, etc.). Otsuka shall adopt reasonable measures of sales performance consistent with BMS’ internal company metrics, and the Parties shall agree on

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a method of communication with respect to sales performance results.

The allocation of PDEs shall be consistent with each Party’s Standard Efforts commitment as set forth in the Annual Commercial Plan (consistent with Paragraph 7 of the Amendment.)

The Co-Promotion Agreement shall also set forth how each Party’s annual PDE requirements shall be allocated on a quarterly basis (the “Quarterly PDE/Detailing Amount”) and, in the event a Party delivers in excess of [*] of such Party’s Quarterly PDE/Detailing Amount for a particular Quarter, then the number of such Party’s PDEs in excess of such [*] threshold shall be excluded from the calculation in determining if a Party’s obligations have been met with respect to such Party’s PDE requirements under the Co-Promotion Agreement.

Breach

The Parties shall jointly discuss and agree upon standards and consequences for either Party’s failure to provide its respective share of Standard Efforts during any quarter or year, including, e.g., obligations to deliver PDE shortfall in a given quarter or year, and financial remedies tied to deficits (with increased penalties in the case of a severe or repeated failure), which shall be set forth in the definitive Co-Promotion Agreement.

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Exhibit 4

Generics Termination Fee

[*] [Note: Approximately two pages of text are omitted.]

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Exhibit 5

Termination Price

[*] [Note: Approximately four pages of text are omitted.]

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